Exhibit 10.40.1
AMENDMENT TO
FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
     This document (“this Amendment” or “the Amendment”) amends the Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”) in the manner and for the purposes that are described below.
     Preamble
     1. Adoption and Effective Date of Amendment. This Amendment is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Amendment is intended as good faith compliance with the requirements of EGTRRA that are addressed herein and is to be construed in accordance with EGTRRA (and guidance issued thereunder). Except as otherwise provided, this amendment shall be effective as of the first day of the Plan’s first plan year beginning after December 31, 2001.
     2. Supersession of Inconsistent Provisions. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
     3. Definitions. Except as is otherwise provided in this Amendment or unless the context otherwise requires, any terms that are capitalized in this Amendment and that are defined in the Plan shall have the same meanings as they have under the Plan.
     Section A. Limitations on Benefits
     1. Effective Date. This section A, and the Plan changes made under this section A, shall be effective as of January 1, 2002 and for the Plan’s limitation years (as defined in Section 6A.1.2 of the Plan) ending after December 31, 2001.
     2. Plan Changes. In order to reflect the increase in the limitations of Section 415(c) of the Code permitted by EGTRRA, Section 6A.1.1 of the Plan is amended in its entirety to read as follows:
     6A.1.1 General Rules. Subject to the other provisions of this Section 6A.1 and except to the extent permitted under Section 15.22 below and Section 414(v) of the Code, but notwithstanding any other provision of the Plan to the contrary, in no event shall the annual addition to a Participant’s accounts for any limitation year exceed the lesser of:

          (a) $40,000 (as adjusted for increases in the cost-of-living under Section 415(d) of the Code by the Secretary of the Treasury or his or her delegate for such limitation year); or
          (b) 100% of the Participant’s compensation for such limitation year.
The part of the annual addition attributable to contributions to a defined benefit plan for medical benefits under Code Section 401(h) or to contributions to a welfare benefit fund for funding for post-retirement medical benefits under Code Section 419A(d) shall not be applied against the limit set forth in paragraph (b) above, however.
     Section B. Increase in Compensation Limit
     1. Effective Date. This section B, and the Plan changes made under this section B, shall be effective as of January 1, 2002 and for Plan Years, and limitation years (as defined in Section 6A.1.2 of the Plan), beginning after December 31, 2001.
     2. Plan Changes. In order to reflect the increase in the annual compensation limit of Section 401(a)(17) of the Code permitted by EGTRRA, a new Section 15.19 reading as follows is added to the Plan immediately after Plan Section 15.18:
     15.19 Increase in Compensation Limit for Periods Beginning After December 31, 2001.
          15.19.1 Increase in Limit. Notwithstanding any other provision of the Plan to the contrary (and in lieu of any maximum annual compensation limit set forth in any other provision of the Plan that by its terms or its context relates to the requirements of Section 401(a)(17) of the Code), the annual compensation of each Participant taken into account in determining allocations under the Plan for any Plan Year beginning after December 31, 2001 shall not exceed $200,000. Annual compensation means any compensation taken into account under the Plan during a Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (for purposes of this Section 15.19, a “determination period”), including but not limited to Compensation (as defined in Section 1.8 above) for any determination period.
          15.19.2 Cost-of-Living Adjustment. The $200,000 limit on annual compensation in Section 15.19.1 above shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-

living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.
     Section C. Modification of Top Heavy Rules
     1. Effective Date. This section C, and the Plan changes made under this section C, shall be effective as of January 1, 2002 and apply for purposes of determining whether the Plan is a top heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001 and whether the Plan satisfies the minimum benefit requirements of Section 416(c) of the Code for such years.
     2. Plan Changes. In order to reflect the modification of the top heavy rules of Section 416 of the Code permitted by EGTRRA, Section 14 of the Plan is amended in its entirety to read as follows:
SECTION 14
TOP HEAVY PROVISIONS
     14.1 Determination of Whether Plan Is Top Heavy. For purposes of this Section 14, this Plan shall be considered a “Top Heavy Plan” for any Plan Year (for purposes of this Section 14.1, the “subject Plan Year”) if, and only if, (1) this Plan is an Aggregation Group Plan during at least part of the subject Plan Year, and (2) the ratio of the total Present Value of all accrued benefits of Key Employees under all Aggregation Group Plans to the total Present Value of all accrued benefits of both Key Employees and Non-Key Employees under all Aggregation Group Plans equals or exceeds 0.6. All calculations called for in clauses (1) and (2) above with respect to this Plan and with respect to the subject Plan Year shall be made as of this Plan’s Determination Date which is applicable to the subject Plan Year, and all calculations called for under clause (2) above with respect to any Aggregation Group Plan other than this Plan and with respect to the subject Plan Year shall be made as of that plan’s Determination Date which is applicable to such plan’s plan year that has its Determination Date fall within the same calendar year as the Determination Date being used by this Plan for the subject Plan Year. For the purpose of this Section 14, the following terms shall have the meanings hereinafter set forth:
          14.1.1 Aggregation Group Plan. “Aggregation Group Plan” refers, with respect to any plan year of such plan, to a plan (1) which qualifies under Code Section 401(a), (2) which is maintained by an Associated Employer, and (3) which either includes a Key Employee as a participant (determined as of the Determination Date applicable to such plan year) or allows another plan qualified under Code Section 401(a), maintained by an Associated Employer, and so including at least one Key Employee as a participant to meet the requirements of

Section 401(a)(4) or Section 410(b) of the Code. In addition, if the Employer so decides, any plan which meets clauses (1) and (2) but not (3) of the immediately preceding sentence shall be treated as an “Aggregation Group Plan” with respect to any plan year of such plan if the group of such plan and all other Aggregation Group Plans will meet the requirements of Sections 401(a)(4) and 410(b) of the Code with such plan being taken into account.
          14.1.2 Determination Date. The “Determination Date” which is applicable to any plan year of an Aggregation Group Plan refers to the last day of the immediately preceding plan year (except that, for the first plan year of such a plan, the “Determination Date” applicable to such plan year shall be the last day of such first plan year).
          14.1.3 Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a “Key Employee” refers to a person who at any time during the plan year ending on the subject Determination Date is:
               (a) An officer of an Associated Employer, provided such person receives compensation from the Associated Employers of an amount greater than $130,000 (as adjusted under Section 416(i) of the Code for plan years beginning after December 31, 2002) for the applicable plan year. For this purpose, no more than 50 employees (or, if less, the greater of three or 10% of the employees of the Associated Employers) shall be treated as officers;
               (b) A 5% or more owner of any Associated Employer; or
               (c) A 1% or more owner of any Associated Employer who receives compensation of $150,000 or more from the Associated Employers for the applicable plan year.
For purposes of paragraphs (b) and (c) above, a person is considered to own 5% or 1%, as the case may be, of an Associated Employer if he or she owns (or is considered as owning within the meaning of Code Section 318, except that subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting “5%” for “50%”) at least 5% or 1%, as the case may be, of either the outstanding stock or the voting power of all stock of the Associated Employer (or, if the Associated Employer is not a corporation, at least 5% or 1%, as the case may be, of the capital or profits interest in the Associated Employer). Further, for purposes of this entire Section 14.1.3, the term “Key Employee” includes any person who is deceased as of the subject Determination Date but who when alive had been a Key Employee at any time during the plan year ending on the subject Determination Date, and any accrued benefit payable to his or her beneficiary shall be deemed to be the accrued benefit of such person.

          14.1.4 Non-Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a “Non-Key Employee” refers to a person who at any time during the plan year ending on the subject Determination Date is an employee of the Employer or an Associated Employer and who has never been considered a Key Employee as of such or any earlier Determination Date. Further, for purposes of this Section 14.1.4, the term “Non-Key Employee” includes any person who is deceased as of the subject Determination Date and who when alive had been an employee of an Associated Employer at any time during the plan year ending on the subject Determination Date, but had not been a Key Employee as of the subject or any earlier Determination Date, and any accrued benefit payable to his or her beneficiary shall be deemed to be the accrued benefit of such person.
          14.1.5 Present Value of Accrued Benefits.
               (a) For any Aggregation Group Plan which is a defined benefit plan (as defined in Code Section 414(j)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the lump sum value (calculated as of the latest Valuation Date which coincides with or precedes such Determination Date and in accordance with the actuarial assumptions adopted under such defined benefit plan for valuing lump sum forms of benefits for purposes of such plan’s top heavy provisions which are in effect as of such Valuation Date) of the monthly retirement or termination benefit which the participant had accrued under such plan to such Valuation Date. For this purpose, such accrued monthly retirement or termination benefit is calculated as if it was to first commence as of the first day of the month next following the month the participant first attains his or her normal retirement age under such plan (or, if such normal retirement age had already been attained, as of the first day of the month next following the month in which occurs such Valuation Date) and as if it was to be paid in the form of a single life annuity. Further, the accrued benefit of any participant under such plan (other than a participant who is a Key Employee) shall be determined under the method which is used for accrual purposes for all defined benefit plans of the Associated Employers (or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rates permitted under the fractional rule of Section 411(b)(1)(C) of the Code). In addition, the dollar amount of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year ending on the subject Determination Date (or, when the distribution is made other than by reason of the participant’s separation from service from the Associated Employers, his or her death, or his or her disability, the five consecutive plan years ending on the subject Determination Date) shall be added in calculating such “Present Value” of the participant’s accrued benefit.

               (b) For any Aggregation Group Plan which is a defined contribution plan (as defined in Code Section 414(i)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the sum of (1) the total of the participant’s account balances under the plan (valued as of the latest Valuation Date which coincides with or precedes such Determination Date), and (2) an adjustment for contributions due as of such Determination Date. In the case of a profit sharing or stock bonus plan, the adjustment in clause (2) above shall be the amount of the contributions, if any, actually made after the subject Valuation Date but on or before such Determination Date (and, in the case of the first plan year, any amounts contributed to the plan after such Determination Date which are allocated as of a date in such first plan year). In the case of a money purchase pension or target benefit plan, the adjustment in clause (2) above shall be the amount of the contributions, if any, which are either actually made or due to be made after the subject Valuation Date but before the expiration of the period allowed for meeting minimum funding requirements under Code Section 412 for the plan year which includes the subject Determination Date. In addition, the value of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year ending on the subject Determination Date (or, when the distribution is made other than by reason of the participant’s separation from service from the Associated Employers, his or her death, or his or her disability, the five consecutive plan years ending on the subject Determination Date) shall be added in calculating such “Present Value” of the participant’s accrued benefit.
               (c) In the case of any rollover (as defined in the appropriate provisions of the Code), or a direct plan-to-plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is both initiated by a participant and made between a plan maintained by an Associated Employer and a plan maintained by an employer other than an Associated Employer, (1) the Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall count the amount of the rollover or transfer as a distribution made as of the date such amount is distributed by such plan in determining the “Present Value” of the participant’s accrued benefit under paragraph (a) or (b) above, as applicable, and (2) the Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall not so consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining such “Present Value” if such rollover or transfer was or is accepted after December 31, 1983 and shall so consider such amount if such rollover or transfer was accepted prior to January 1, 1984.
               (d) In the case of any rollover (as defined in the appropriate provisions of the Code), or a direct plan-to-plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is not described in paragraph (c) above, (1) the subject Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall not consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining the “Present Value” thereof under paragraph (a) or (b) above, as applicable, and (2) the subject Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall consider the amount of the rollover or transfer when made as part of the participant’s accrued benefit in determining such “Present Value.”
               (e) As is noted in paragraphs (a) and (b) above, the “Present Value” of any participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date includes the value of any distribution from such a plan actually paid to such participant prior to the last Valuation Date which coincides with or precedes such Determination Date but still within the plan year ending on the subject Determination Date. This rule shall also apply to any distribution under any terminated defined benefit or defined contribution plan which, if it had not been terminated, would have been required to be included as an Aggregation Group Plan.
               (f) Notwithstanding the foregoing provisions, the “Present Value” of a participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date shall be deemed to be zero if the participant has not performed services for any Associated Employer at any time during the plan year ending on the subject Determination Date.
          14.1.6 Valuation Date. A “Valuation Date” refers to: (1) in the case of an Aggregation Group Plan that is a defined benefit plan (as defined in Code Section 414(j)), the date as of which the plan actuary computes plan costs for minimum funding requirements under Code Section 412 (except that, for an Aggregation Group Plan that is a defined benefit plan which has terminated, a “Valuation Date” shall be deemed to be the same as a Determination Date); and (2) in the case of an Aggregation Group Plan that is a defined contribution plan (as defined in Code Section 414(i)), the date as of which plan income, gains, and/or contributions are allocated to plan accounts of participants.
          14.1.7 Compensation. For purposes hereof, a participant’s “compensation” shall refer to his or her Compensation as defined in Section 1.8 above, as modified pursuant to the provisions of Section 15.19 below.
     14.2 Effect of Top Heavy Status on Vesting.
          14.2.1 For any Plan Year in which this Plan is considered a Top Heavy Plan, each Participant who completes at least one Hour of Service in such year and who is not fully vested in any of his or her Accounts under Section 6.10 above shall be deemed fully vested in all such Accounts if he or she has completed by the end of such year at least three years of Vesting Service.
          14.2.2 For any Plan Year in which this Plan is not considered a Top Heavy Plan, the provisions of this Section 14.2 shall not be effective; except that, if the Plan is not a Top Heavy Plan in a Plan Year after the Plan was considered a Top Heavy Plan in the immediately preceding Plan Year, any change back to the appropriate vesting schedule or provisions set forth in Section 6.10 above shall be considered an amendment to the vesting schedule (effective and adopted as of the first day of such new Plan Year) for purposes of Section 13.4.2 above.
     14.3 Effect of Top Heavy Status on Contributions.
          14.3.1 Subject to Sections 14.3.2 and 14.3.3 below, for any Plan Year in which this Plan is considered a Top Heavy Plan, the amount of the employer contributions and forfeitures allocated under all Aggregation Group Plans which are defined contribution plans (as defined in Code Section 414(i)) for such Plan Year to the accounts of a Participant who is a Non-Key Employee on the last day of such Plan Year (excluding any contributions made on behalf of the Non-Key Employee by reason of his or her election under an arrangement qualifying under Section 401(k) of the Code but including any matching contributions within the meaning of Code Section 401(m)(4)(A) which are allocated to an account of the Non-Key Employee) must be at least equal to the lesser of (1) 3% of the Participant’s compensation for such Plan Year or (2) the largest allocation of contributions and forfeitures made for such Plan Year to the accounts of a Participant who is a Key Employee as of the Determination Date applicable to such Plan Year under all such Aggregation Group Plans (measured as a percent of the Key Employee’s compensation for such Plan Year and including both any contributions made on behalf of the Key Employee by reason of his or her election under an arrangement qualifying under Section 401(k) of the Code and any matching contributions within the meaning of Code Section 401(m)(4)(A) which are allocated to an account of the Key Employee). To the extent necessary, and regardless of the existence of current or accumulated profits, the Employer shall make additional contributions to this Plan which are just allocable to the Accounts of Participants who are Non-Key Employees so that the requirement set forth in the immediately preceding sentence is met for the subject Plan Year.
          14.3.2 Notwithstanding the provisions of Section 14.3.1 above but subject to the provisions of Section 14.3.3 below, in the case of any Non-Key Employee who participates in both this Plan and another Aggregation Group Plan that is a defined benefit plan (as defined in Code Section 414(j)) which is maintained by an Associated Employer or in which an Associated Employer participates, the provisions of Section 14.3.1 shall be inapplicable if the Associated Employer causes such defined benefit plan to provide an accrued benefit (attributable only to employer contributions) for such Non-Key Employee which, if expressed as a single life annuity commencing on the first day of the month next following the month in which the Non-Key Employee attains his or her Normal Retirement Age, shall be equal at least to the product of (1) 2% of the Non-Key Employee’s average annual compensation for the five consecutive calendar years which produce the highest result and (2) the Non-Key Employee’s years of service (up to but not exceeding ten such years). For purposes of computing the product in the foregoing sentence: (1) compensation received in any calendar year which began prior to January 1, 1984 and in any calendar year which begins after the end of the last Plan Year in which the Plan is considered a Top Heavy Plan shall all be disregarded; and (2) years of service shall refer generally to years of Vesting Service except that years of service for this purpose shall not include any period which began prior to January 1, 1984, any period which is not included at least in part in a Plan Year as of which the Plan is considered a Top Heavy Plan, and any period which occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.
          14.3.3 Notwithstanding the foregoing provisions of Sections 14.3.1 and 14.3.2 above, such provisions shall not apply so as to cause any additional contribution or benefit to be provided a Participant for a Plan Year under an Aggregation Group Plan maintained by an Associated Employer or in which an Associated Employer participates if (1) such Participant actively participates in an Aggregation Group Plan maintained by an Associated Employer at a date in the applicable Plan Year which is later than the latest date in such year on which he or she actively participates in this Plan and (2) such other plan provides for the same contribution or benefit as would otherwise be required under Sections 14.3.1 and 14.3.2 above for such Plan Year.
     Section D. Direct Rollovers of Plan Distributions
     1. Effective Date. This section D, and the Plan changes made under this section D, shall be effective as of January 1, 2002 and apply to distributions made under the Plan after December 31, 2001.
     2. Plan Changes. In order to reflect the modification of the direct rollover requirements of Section 401(a)(31) of the Code as permitted by EGTRRA, Section 10.8 of the Plan is amended in its entirety to read as follows:
     10.8 Direct Rollover Distributions.
          10.8.1 Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 10.8, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution otherwise payable to him paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
          10.8.2 For purposes of this Section 10.8, the following terms shall have the meanings indicated below:
               (a) An “eligible rollover distribution” means, with respect to any distributee, any distribution of all or any portion of the entire benefit otherwise payable under the Plan to the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required to be made under Section 401(a)(9) of the Code; or (3) any distribution that is made under the provisions of the Plan because of a hardship. For purposes of this paragraph (a), a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; however, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
               (b) An “eligible retirement plan” means, with respect to any distributee’s eligible rollover distribution, an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. This definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 206(d)(3) of ERISA and Section 414(p) of the Code.
               (c) A “distributee” means a Participant. In addition, a Participant’s surviving spouse, or a Participant’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order (as defined in Section 206(d)(3) of ERISA and Section 414(p) of the Code), is a distributee with regard to any interest of the Participant which becomes payable under the Plan to such Spouse or former Spouse.
               (d) A “direct rollover” means, with respect to any distributee, a payment by the Plan to an eligible retirement plan specified by the distributee.
          10.8.3 The Committee may prescribe reasonable rules in order to provide for the Plan to meet the provisions of this Section 10.8. Any such rules shall comply with the provisions of Code Section 401(a)(31) and any applicable Treasury regulations which are issued with respect to the direct rollover requirements. For example, subject to meeting the provisions of Code Section 401(a)(31) and applicable Treasury regulations, the Committee may: (1) prescribe the specific manner in which a direct rollover shall be made by the Plan, whether by wire transfer to the eligible retirement plan, by mailing a check to the eligible retirement plan, by providing the distributee a check made payable to the eligible retirement plan and directing the distributee to deliver the check to the eligible retirement plan, and/or by some other method; (2) prohibit any direct rollover of any eligible rollover distributions payable during a calendar year to a distributee when the total of such distributions is less than $200; or (3) refuse to make a direct rollover of an eligible rollover distribution to more than one eligible retirement plan.
     Section E. Rollovers From Other Plans
     1. Effective Date. This section E, and the Plan changes made under this section E, shall be effective as of January 1, 2002 and apply to Rollover Contributions made to the Plan after December 31, 2001.
     2. Plan Changes. In order to reflect EGTRRA’s modification of certain rules permitting rollover contributions under the Code, the following changes are made to the Plan:
     A. Section 4.6 of the Plan is amended in its entirety to read as follows:
          4.6 Rollover Contributions. A Covered Employee may, whether or not he or she is yet a Participant in the Plan under the provisions of Section 3 above, cause any distribution applicable to him or her from another eligible plan (as defined in Section 4.6.1 below) which he or she certifies is an eligible rollover distribution (within the meaning of the Code) to be paid directly from such other plan to this Plan pursuant to the terms of the Code, (1) provided that the Committee receives a written notice from the plan administrator or issuer of such other plan that the other plan has received a determination letter from the Internal Revenue Service concluding that the other plan is qualified as an eligible plan under the Code or that the other plan is intended to be an eligible plan and either is intending to obtain such determination letter or is not required under applicable Internal Revenue Service rules or the Code to obtain such a determination letter, and (2) provided that the Committee has no information which shows that such payment is other than an eligible rollover contribution under the Code. Any such payment to the Plan shall be referred to as a “Rollover Contribution” under the Plan. In addition, the following provisions shall apply to the making of any Rollover Contribution to the Plan:
               4.6.1 For purposes of this Section 4.6, an “eligible plan” means: (1) a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions held thereunder; (2) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions held thereunder; and (3) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
               4.6.2 If a Covered Employee makes a Rollover Contribution to the Plan but is not a Participant in the Plan under the provisions of Section 3 above, he or she shall still be considered a Participant under the other provisions of the Plan to the extent such other provisions concern the establishment of an Account to reflect such contribution, the investment, crediting of Plan earnings and losses, loaning, withdrawing, and distribution of such Account, and the administration of the Plan with respect to such Account, but he or she shall not be considered a Participant for any other purposes of the Plan until he or she qualifies as a Participant under the provisions of Section 3 above.
               4.6.3 Further, subject to such administrative rules as may be adopted by the Committee, a Rollover Contribution that is made by a Covered Employee to the Plan from another eligible plan that is a qualified plan described in Section 401(a) of the Code may include a note that reflects a loan that was previously made by the other plan to the Covered Employee and that is still outstanding as of the date of the Rollover Contribution, provided that all of the following conditions are met:
                    (a) The Committee receives information (e.g., a certification of the plan administrator of the other plan) that permits it to reasonably conclude that such loan was not previously included in the Covered Employee’s income for Federal income tax purposes by reason of the provisions of Section 72(p) of the Code and that such loan did not qualify as a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA by reason of the provisions of Section 4975(d)(1) of the Code or Section 408(b)(1) of ERISA;
                    (b) The loan is secured by a portion of the amount of the Rollover Contribution that would be sufficient security for the loan under the Plan and the Committee’s policies if such loan had been made under the Plan at the time of the Rollover Contribution; and
                    (c) The only changes to the loan that need to be made by reason of its rollover to the Plan and in order to administer the loan properly under the Plan are to change the obligee under the loan to the Plan and, if necessary, to change minor administrative procedures concerning the payment of the loan (e.g., to change the dates on which payments under the loan will be paid to conform to the pay dates that will apply to the Covered Employee while employed by the Employer, to permit payments to be made by payroll deductions from the Covered Employee’s pay from the Employer, to credit all payments on the loan to the Account to which the Rollover Contribution of which the loan note is a part is allocated, and to invest any payment on the loan to the Investment Fund or Funds in which such Account is invested at the time of the payment).
If the Committee permits a loan note to be included as part of a Covered Employee’s Rollover Contribution to the Plan under the provisions of this Section 4.6.3, then it may make such changes to the loan that are described in paragraph (c) above and otherwise administer the loan in accordance with the terms of the loan note. Such loan shall not be deemed to be a loan made by the Plan under the terms of Section 6.9 below.
     B. Section 6.3 of the Plan is amended in its entirety to read as follows:
          6.3 Rollover Accounts and Allocation of Rollover Contribution Thereto. The Committee shall establish and maintain a separate bookkeeping account, called herein a “Rollover Account,” for each Participant who makes a Rollover Contribution to the Plan. Except as otherwise provided in the Plan, the Committee shall allocate to a Participant’s Rollover Account any Rollover Contribution made on or after the Effective Amendment Date to the Trust on behalf of the Participant as soon as administratively practical after it is contributed to the Trust. The Committee shall keep records, to the extent necessary to administer this Plan properly under the other provisions of the Plan and under the applicable provisions of the Code, showing the portion of a Participant’s Rollover Account which is attributable to each different type of contribution reflected in it, e.g., “pre-tax” contributions to the extent such amounts were made under another plan on a “pre-tax” basis (i.e., prior to the Participant being deemed in receipt of such amounts for Federal income tax purposes) or “after-tax” contributions to the extent such amounts were made under another plan on an “after-tax” basis (i.e., after the Participant was deemed in receipt of such amounts for Federal income tax purposes).

     Section F. Rollovers Disregarded in Involuntary Cash-Outs
     1. Effective Date. This section F, and the Plan changes made under this section F, shall be effective as of January 1, 2002 and apply to distributions made after December 31, 2001.
     2. Plan Changes. In order to take advantage of EGTRRA’s provisions that allow the Plan to disregard Rollover Contributions made to the Plan in calculating the value of a Participant’s benefit under the Plan for purposes of determining whether or not such benefit may be involuntarily distributed when a distribution is otherwise permitted, a new Section 15.20 reading as follows is added to the Plan immediately after Plan Section 15.19:
     15.20 Rollovers Disregarded in Involuntary Cash-Outs. For purposes of Sections 8.1.3, 8A.3.4, 8A.8.6, 8B.7, 9.4.4, and 9A.7.1 of the Plan (which all generally provide for the automatic lump sum distribution of a benefit that has a value of $5,000 or less), the value of a benefit payable under the Plan to a Participant or a beneficiary of a Participant shall be determined without regard to that portion of the benefit that is attributable to Rollover Contributions of the Participant to the Plan (and any Trust income or loss allocable thereto).
     Section G. Repeal of Multiple Use Test
     1. Effective Date. This section G, and the Plan changes made under this section G, shall be effective as of January 1, 2002 and for Plan Years beginning after December 31, 2001.
     2. Plan Changes. In order to eliminate under the Plan the so-called multiple use test described in Treasury Regulation Section 1.401(m)-2, as is permitted by EGTRRA, a new Section 15.21 reading as follows is added to the Plan immediately after Plan Section 15.20:
     15.21 Multiple Use Test Eliminated. The multiple use test described in Treasury Regulation Section 1.401(m)-2, as was carried into effect under the Plan in Sections 5A.1.2 and 5A.4.4 above, shall not apply and shall be deemed ineffective under the Plan for any Plan Year beginning after December 31, 2001.
     Section H. Increase in Salary Reduction Contribution Limit
     1. Effective Date. This section H, and the Plan changes made under this section H, shall be effective as of January 1, 2002 and for Plan Years beginning after December 31, 2001.
     2. Plan Changes. In order to increase the amount of regular Pre-Tax Savings Contributions that can be made by Participants under the Plan, as is permitted by EGTRRA, Section 1.26.2 of the Plan is amended in its entirety to read as follows:

     1.26.2 Also, in no event may a Participant’s Covered Compensation be reduced on a pre-tax basis for any calendar year by more than $11,000 (or any higher amount to which this figure is adjusted by the Secretary of the Treasury or his or her delegate for such calendar year pursuant to Section 402(g) of the Code), except to the extent permitted under Section 15.22 below and Section 414(v) of the Code.
     Section I. Catch-Up Contributions
     1. Effective Date. This section I, and the Plan changes made under this section I, shall be effective as of January 1, 2003 and for Plan Years beginning after December 31, 2002.
     2. Plan Changes. In order to permit so-called catch-up contributions to be made by a Participant to the Plan in accordance with the provisions of Section 414(v) of the Code, as added by EGTRRA, when the Participant is eligible to make such contributions, a new Section 15.22 reading as follows is added to the Plan immediately after Plan Section 15.21:
     15.22 Catch-Up Contributions. Any Participant who is eligible to make Pre-Tax Savings Contributions under this Plan and who will have attained age 50 before the close of a Plan Year shall be eligible to make catch-up contributions to the Plan for such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of any of the provisions of the Plan that implement the required limitations of Sections 402(g) and 415 of the Code. Also, the Plan shall not be treated as failing to satisfy any of the provisions of the Plan that implement the requirements of Section 401(k)(3), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.
     Section J. Distributions Permitted Upon Separation From Employment
     1. Effective Date. This section J, and the Plan changes made under this section J, shall be effective as of January 1, 2002 and apply to any distributions made after December 31, 2001.
     2. Plan Changes. In order to permit the portion of any Participant’s benefit under the Plan that is attributable to his or her Pre-Tax Savings Contributions to be distributed upon the Participant’s separation from employment (in contrast to his or her separation from service), as is allowed under EGTRRA, Section 10.9 of the Plan is amended in its entirety to read as follows:
     10.9 Distribution Restrictions. No withdrawal or distribution of any portion of a Participant’s Accounts may be distributed unless such withdrawal or distribution is authorized by another provision of this Plan. In addition, and notwithstanding any other provision of this Plan to the contrary, in no event may any amount held under the Plan which is attributable to the Participant’s Pre-Tax Savings Contributions under this Plan be distributed earlier than (1) the Participant’s separation from employment from the Employer and the Affiliated Employers, death, or Total Disability, (2) the Participant’s attainment of age 59-1/2, (3) the hardship of the Participant (determined under the other provisions of the Plan), or (4) the event described in Section 401(k)(10) of the Code (i.e., a lump sum payment made by reason of the termination of the Plan without the establishment or maintenance of another defined contribution plan other than an employee stock ownership plan).
     IN ORDER TO EFFECT THE FOREGOING PLAN CHANGES, Federated Department Stores, Inc., the Plan sponsor, has caused its name to be subscribed to this Plan amendment this 23 day of December, 2002.

FEDERATED DEPARTMENT STORES, INC.

By: /s/ David W. Clark

Title: SVP Human Resources